UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 5, 2004


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


     DELAWARE     0-21802     34-1741211
     (STATE  OR  OTHER  JURISDICTION     (COMMISSION     (IRS  EMPLOYER
     OF  INCORPORATION)     FILE  NUMBER)     IDENTIFICATION  NO.)


     3450  W.  CENTRAL  AVENUE,  SUITE  328
     TOLEDO,  OHIO          43606
     (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)          (ZIP  CODE)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374



ITEM  5.     OTHER  EVENTS

On February 5, 2004 N-Viro International Corporation (the "Company") closed on a Security Units Purchase Agreement (the "Agreement") with Ophir Holdings, Inc ("Ophir"). The Agreement and related amended press release dated February 9, 2004, and press release dated February 6, 2004 are attached as Exhibits 99.1,
99.2  and  99.3,  respectively.

Ophir has agreed to purchase up to 333,334 security units at a price of $2.25 per unit, for a proposed aggregate investment of $750,000. Each unit is comprised of one share of the Company's restricted common stock and one 5-year common stock purchase warrant exercisable at $2.85 per share of the Company's common stock. The funding is to occur on an installment basis. The first payment of $125,000 is due within two days of the signing of the Agreement; the second payment of $125,000 is due on or before February 13, 2004; the third payment of $125,000 on or before March 1, 2004, and the fourth payment of $375,000 due on or before March 31, 2004. In the event of a default on an installment payment, the Company's sole recourse is to terminate Ophir's private placement approval right, which requires the Company to refrain from offering in any private placement any of its securities for a period of nine months without the prior written consent of Ophir. The Company received the first installment from Ophir on February 6, 2004. Under certain conditions, Ophir is required to relinquish up to $375,000 of its right to purchase the units to third party investors who previously expressed interest in participating in a private offering by the Company which has been since terminated.

The Security Units, and the common stock and warrants which constitute the Security Units, have not been registered for sale under the Securities Act of 1933, and are being issued in reliance upon a private placement exemption from the registration requirements of that Act. Certain limitations and rights have been provided for in the Agreement, primarily regarding future private placements by the Company and registration rights. Ophir is a Nevada corporation engaged in financial and business consulting. The company is controlled by Robert A. Cooke. Mr. Cooke, as well as certain other equity holders of Ophir also are equity holders in Strategic Asset Management, Inc., a Delaware corporation formerly known as Worldtech Waste Management, Inc. Until February 5, 2004, Strategic Asset Management, Inc. was the owner of more than 5% ofthe issued and outstanding shares of voting, common stock of the Company. The Company plans to use the funds to improve its balance sheet, increase business promotion and development and expand research and development activities.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:          February  6,  2004          By:        /s/       James K. McHugh
                ------------------                  ----------------------------
                                                               James  K.  McHugh
                                                       Chief  Financial  Officer